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                            SCHEDULE 14A INFORMATION

           SUPPLEMENT TO PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       ILLINOIS SUPERCONDUCTOR CORPORATION
              ----------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              ----------------------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
                                     ------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:
                                                           --------------------
         (3)  Filing Party:
                           ----------------------------------------------------
         (4)  Date Filed:
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                   [ILLINOIS SUPERCONDUCTOR CORPORATION LOGO]


May 22, 2000


Dear Fellow Illinois Superconductor Shareholder:

The Illinois Superconductor annual shareholder meeting scheduled for May 17, 2000 has been adjourned until June 15, 2000 in order to allow additional time for shareholders to cast their vote at this important meeting. Illinois Superconductor has agreed to acquire Spectral Solutions, Inc. for 3.5 million shares, and closing of the merger is conditioned upon ISC's shareholders approving the pending proposal to authorize more ISC shares.

While we are pleased that more than 8 million shares representing more than 26% of the outstanding shares have already voted and more than 85% of the shares voting thus far have voted in favor of the proposal to authorize more ISC shares, additional votes are needed.

Our records indicate that you were a shareholder on April 10, 2000, the record date determining who is entitled to vote at the shareholder meeting, and that you have not yet voted. YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN EVEN IF YOU ARE NO LONGER AN ILLINOIS SUPERCONDUCTOR SHAREHOLDER. I ENCOURAGE YOU TO EXERCISE YOUR RIGHT TO VOTE THE ENCLOSED PROXY.

I URGE YOU TO TAKE THIS OPPORTUNITY TO SAVE THE COMPANY CONSIDERABLE FUTURE EXPENSE ASSOCIATED WITH ADDITIONAL ADJOURNMENTS OF THE SHAREHOLDER MEETING AND TO VOTE YOUR PROXY TODAY.

For your convenience we have enclosed a duplicate proxy card. Please take the time now to sign, date and return the proxy card in the envelope provided. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET, AS EXPLAINED IN THE ENCLOSED INSTRUCTION FORM. If you have any questions, please call MacKenzie Partners, Inc., who has been retained to assist us with the solicitation of proxies, at (800) 322-2885.

Thank you for your continued support.

Sincerely,


Cynthia Quigley
Secretary